PRICING SUPPLEMENT NO. 93                                         Rule 424(b)(3)
DATED: July 7, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)


                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $10,000,000    Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 8/7/97      Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 8/7/2017

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)

*                        N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  7.50%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):
---------------------------------

* Commencing August 7, 1998 and on monthly dates thereafter, the Notes may be called at 100% of the principal amount, in whole but not in part, at the option of the Company on eight days' calendar notice.

**    Monthly on the 7th, commencing September 7, 1997.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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